Exhibit 10.2

THIS SUBORDINATED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

PAYMENTS UNDER THIS SUBORDINATED PROMISSORY NOTE ARE SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH HEREIN.

SUBORDINATED PROMISSORY NOTE

Delivered in Fort Lauderdale, Florida

October 7, 2009                $1,500,000.00

THIS SUBORDINATED PROMISSORY NOTE (this “Note”) is issued by GULFSTREAM INTERNATIONAL GROUP, INC., a Delaware corporation having an executive office located at 3201 Griffin Road, 4th Floor, Fort Lauderdale, Florida 33312 (the “Borrower”).  Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in Section 8 of this Note.

1.

PROMISE TO PAY.  For value received, the Borrower promises to pay to the order of GULFSTREAM FUNDING II, LLC, a Delaware limited liability company (the “Lender”), in lawful money of the United States and immediately available funds at any address of the Lender, the maximum sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), or such lesser amount as may be loaned and advanced to the Borrower, plus any additional principal amount accruing from time to under Section 3(b) of this Note (collectively, the “Principal Amount”) on January 15, 2010 (the “Maturity Date”).  As used herein, the term “Holder” shall include the Lender and any transferee, assignee or successor of the Lender, subject to the restrictions set forth at the beginning of this Note.  The Principal Amount of this Note shall be made in a series of loans and advances to the Borrower, as contemplated by Exhibit A hereto; which Exhibit A shall be updated by the Lender and Borrower on each occasion that a loan and advance is made hereunder.

2.

INTEREST.

(a)

Subject to Section 2(b) of this Note, the Borrower shall pay interest (calculated on the basis of a 360-day year for the actual number of days of each year) on the outstanding portion of the Principal Amount (the “Outstanding Principal Amount”) from and including the date of this Note to but not including the date the Outstanding Principal Amount is paid in full at a rate each day equal to twelve percent (12%) per annum.

(b)

From and after the occurrence or existence and during the continuation of any Event of Default (as defined below), the rate of interest referred to in Section 2(a) of this Note shall, at the option of the Holder upon written notice to the Borrower, be increased to eighteen percent (18%) per annum.

(c)

In no event shall interest payable under this Note be payable at a rate in excess of the maximum rate permitted by applicable law.  Any amount deemed to be in excess of such maximum rate of interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Holder, shall be refunded to the Borrower, it being the intention of the Lender and the Borrower that such interest not be payable at a rate in excess of such maximum rate.

3.

PAYMENTS.

(a)

Maturity Date:  The Outstanding Principal Amount and all interest and other amounts payable under this Note and remaining unpaid shall be paid on the Maturity Date.

(b)

Interest Payments:  Interest as described in Section 2 of this Note that has accrued on the Outstanding Principal Amount through the last day of each calendar month shall be paid in kind and shall be added to the Outstanding Principal Amount on the first (1st) day of the succeeding calendar month.

4.

SUBORDINATION.

(a)

By its acceptance hereof and agreement hereto, the Holder covenants and agrees that the payment of principal and interest on this Note and all Collection Costs (as defined below) and other amounts from time to time payable under this Note (collectively, the “Junior Indebtedness”) be and the same is expressly made subject and subordinated to the indefeasible payment in full in cash of all principal of, interest on and other obligations owed by the Borrower or any of its Subsidiaries to holders of all Senior Indebtedness (as defined below), to the extent and in the manner hereinafter set forth.

(b)

If the Senior Lender (as defined below) notifies the Borrower in writing that there exists under the Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness has been incurred any default or event of default, after giving effect to any applicable grace or cure period (a “Senior Default”), then no payment of any Junior Indebtedness under this Note shall be made, and no property or assets of the Borrower shall be applied to the payment of this Note, unless and until the Senior Lender has notified the Borrower in writing that each Senior Default of which notice was previously so given has been waived or cured, or that such Senior Indebtedness has been paid in full.  The Borrower may make and the Holder may accept, receive and retain any payment under this Note so long as such payment is not prohibited under the preceding sentence or the first sentence of Section 4(d) of this Note.

(c)

The Holder will not accelerate the maturity of the Junior Indebtedness evidenced by this Note or commence any action or proceeding against the Borrower to recover all or any part of such Junior Indebtedness or join with any other creditor, including, without limitation, any proceeding under any bankruptcy, insolvency or similar law or any other proceeding the result of which could give rise to an Insolvency Event, unless and until a Senior Lender shall have first accelerated all Senior Indebtedness and commenced an action or proceeding against the Borrower and/or its Subsidiaries to recover all or any part of the Senior Indebtedness, or such Senior Indebtedness shall have been paid in full.

(d)

Upon the occurrence of any Insolvency Event of the Borrower or in the event of a sale of all or substantially all of the assets or any other marshaling of the assets and liabilities, or any recapitalization, refinancing or reorganization of the Borrower, the Senior Indebtedness shall first be indefeasibly paid in full in cash before the Holder shall be entitled to receive any money, distributions or other assets in any such proceeding.  In any such event, the Senior Lender may (without having any obligation to do so) file any claim, proof of claim or other similar instrument necessary to enforce the obligations of the Borrower in respect of the Junior Indebtedness.  The Holder hereby irrevocably authorizes and grants to the holders of the Senior Indebtedness an exclusive power (which power is coupled with an interest), but without imposing any obligation upon such holders, to demand, sue for,collect and receive on behalf of the Holder, to be applied to the Senior Indebtedness, every such payment or distribution of cash, property, stock or obligations, to file claims and proofs of claim in any statutory or nonstatutory proceeding, to exercise the rights of the Holder arising under or relating to this Note and to vote the claim of the Holder under this Note in its sole discretion in connection with any such event including, without limitation, the right to participate in any composition of creditors and to vote at creditors’ meetings for the election of trustees, acceptances of plans of reorganization and any other matter upon which the Holder is entitled to vote.  In furtherance of the foregoing, upon the occurrence of any Insolvency Event of the Borrower and at the reasonable request of the Senior Lender, the Holder shall execute and deliver to the holders of the Senior Indebtedness a power of attorney and such further powers and instruments as the Senior Lender may reasonably request to enable it to enforce its rights under this subsection.

(e)

The Holder, by its acceptance hereof and agreement hereto, covenants and agrees that it will not accept or receive, or authorize any other Person to accept or receive, for the benefit of the Holder, any payment of principal or interest on or Collection Costs or other amounts payable under this Note which the Holder is not entitled to receive or retain under any of the provisions of this Note.  If the Holder shall receive any such payment or distribution which the Holder is not entitled to receive or retain under any such provisions, the Holder will hold any amount so received in trust for the holders of the Senior Indebtedness and will forthwith turn over such payment or distribution to such holders or their representative in the form received to be applied to the Senior Indebtedness.

(f)

The Senior Lender may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder to the holders of the Senior Indebtedness, (i) change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend in any manner any agreement pursuant to which Senior Indebtedness shall have been issued, (ii) exercise or refrain from exercising any rights against the Borrower or any other Person, (iii) exchange, release, dispose of or otherwise deal with any collateral or other property by whomsoever at any time pledged to secure, or howsoever securing, the Senior Indebtedness, (iv) release any Person liable in any manner for the payment or collection of any of the Senior Indebtedness, or (v) apply any sums by whomsoever paid or however realized to the Senior Indebtedness.

(g)

The Holder will not sell, assign, transfer or otherwise dispose of all or any part of the Junior Indebtedness to any Person without having first obtained such Person’s agreement in writing to be bound as the Holder’s successor-in-interest by the terms of this Note.

(h)

The provisions of this section regarding subordination are solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and the rights of the Holder, on the other hand.  None of the subordination provisions shall impair, as between the Borrower and the Holder, the obligation of the Borrower, which is unconditional and absolute, to pay to the Holder the principal of and interest on, and all Collection Costs and other amounts payable under, this Note in accordance with its terms, and no such provisions shall prevent the Holder from exercising all remedies otherwise permitted by applicable law.

(i)

The Holder, by its acceptance hereof and agreement hereto, covenants and agrees that it shall execute such additional documents and take such actions as may be reasonably required to effectuate the purposes of this Section 4, including, without limitation, any subordination agreement, intercreditor agreement or other additional documents reasonably requested by the Senior Lender.

5.

OPTIONAL PREPAYMENT.  The Borrower shall have the option of prepaying the Outstanding Principal Amount to the Holder in full or part at any time and from time to time without any premium or penalty, provided that (a) such prepayment is permitted under the Senior Note and the other documents or instruments evidencing the Senior Indebtedness and (b) such prepayment is permitted by Section 4(b) of this Note.

6.

AMOUNTS IMMEDIATELY DUE.

(a)

Upon or at any time after the occurrence or existence of any Event of Default described in Section 7(b)(i), the Outstanding Principal Amount and all interest and other amounts payable pursuant to this Note and remaining unpaid shall, so long as no Senior Indebtedness is outstanding, at the sole option of the Holder and without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), become immediately due.  Upon the occurrence or existence of any Event of Default described in Section 7(b)(ii), the Outstanding Principal Amount and all such interest and other amounts shall, so long as no Senior Indebtedness is outstanding, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by the Borrower), automatically become immediately due.

(b)

An “Event of Default” under this Note shall be deemed to occur or exist, if:

(i)

Borrower defaults in the payment when due of any of the Outstanding Principal Amount or any interest, late charge or other amount payable pursuant to this ; or

(ii)

There occurs or exists any Insolvency Event with respect to the Borrower.

7.

CERTAIN DEFINITIONS.

(a)

“Insolvency Event” means, with respect to any Person, the occurrence of any of the following:  (i) such Person shall be adjudicated insolvent or bankrupt, or shall generally fail to pay or admit in writing its inability to pay its debts as they become due, (ii) such Person shall seek dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (iii) such Person shall make a general assignment for the benefit of its creditors, or consent to or acquiesce in the appointment of a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, (iv) such Person shall file a voluntary petition under any bankruptcy, insolvency or similar law, (v) such Person shall take any corporate or similar act in furtherance of any of the foregoing or (vi) such Person, or a substantial portion of its property, assets or business shall become the subject of an involuntary proceeding or petition for (A) its dissolution, liquidation or reorganization or (B) the appointment of a receiver, trustee, custodian or liquidator, and (I) such proceeding shall not be dismissed or stayed within sixty days or (II) such receiver, trustee, custodian or liquidator shall be appointed.

(b)

“Person” means: (i) any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated association, (ii) any court or other governmental authority or (iii) any other entity, body organization or group.

(c)

“Senior Indebtedness” means (i) all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower under, out of, or in connection with the Senior Note, of any kind or nature, present or future, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment, purchase, discount or otherwise), whether absolute or contingent, due or to become due, and however acquired, including all interest (including interest accruing on or after an Insolvency Event, whether or not an allowed claim), charges, expenses, commitment, facility or other fees, attorneys’ fees, and any other sum properly chargeable to the Borrower under any Senior Note and any indebtedness incurred by Borrower to refinance or replace the loans made pursuant to any Senior Note, (ii) any and all other indebtedness secured by the assets of the Borrower or any subsidiary of the Borrower, (iii) any and all other indebtedness designated as “senior indebtedness” or “secured indebtedness” by the terms thereof, and (iv) any and all other indebtedness incurred in connection with the amendment, restatement, refinancing or replacement of any of the foregoing.

(d)

“Senior Lender” means the collective reference to (i) Shelter Island Opportunity Fund, LLC, or (ii) any other Person now or hereafter holding indebtedness for money borrowed of the Borrower or any of its Subsidiaries that is secured by liens, security interests, pledges or other encumbrances (collectively, “Liens”) on the assets of the Borrower or any such Subsidiary, or, in the event of a refinancing of any of the indebtedness contemplated by existing Senior Indebtedness, a majority in interest of the holders of any future Senior Indebtedness.

(e)

“Senior Note(s)” means the collective reference to any one or more debentures, notes or other evidence of indebtedness issued by the Borrower or any Subsidiary to a Senior Lender that is in effect during any time this Note shall be outstanding, together with any amendment, restatement, refinancing or replacement thereof from time to time, including, but not limited to, any other credit or financing agreement made by the Borrower or any Subsidiary in favor of another Senior Lender.

(f)

“Subsidiary” means any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Borrower and/or any of its other subsidiaries.

8.

COSTS OF COLLECTION.  On demand by the Holder, the Borrower shall pay each reasonable cost and expense (including, but not limited to, the reasonable and documented fees and disbursements of counsel, whether retained for advice, litigation or any other purpose) incurred by the Holder in endeavoring to (i) collect any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note, (ii) preserve or exercise any right or remedy of the Holder pursuant to this Note or (iii) preserve or exercise any right or remedy of the Holder relating to, enforce or realize upon any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note and remaining unpaid (the “Collection Costs”).

9.

CHANGES AND WAIVERS.  No course of conduct pursued, accepted or acquiesced in, and no oral, written or other agreement or representation made, by or on behalf of the Holder in the future will change this Note or waive any right or remedy of the Holder under or arising as a result of this Note.  Any change in this Note or waiver of any right or remedy of the Holder under or arising as a result of this Note must be made in a writing signed by or on behalf of the Holder.

10.

GOVERNING LAW.  This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of Florida and, to the extent applicable thereto, the federal law of the United States, without regard to the law of any other jurisdiction.

11.

WAIVER OF TRIAL BY JURY.  THE BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT THE BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE.

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IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note this 7th day of October 2009.

GULFSTREAM INTERNATIONAL GROUP, INC

By:	/s/ DAVID HACKETT
Name:	David Hackett
Title:	President